Exhibit 99.1

Scholar Rock Appoints Jay Backstrom, M.D., M.P.H., to be its Next Chief Executive Officer

-	Dr. Backstrom brings more than 30 years of biopharmaceutical leadership experience, including most recently as Executive Vice President of R&D at Acceleron and Chief Medical Officer and Head of Global Regulatory Affairs at Celgene

-	Dr. Backstrom has led the development and approval of transformative therapies targeting the TGFβ signaling pathway for more than 10 years

-	Founding CEO Nagesh Mahanthappa will retain the interim role through the transition period; Dr. Backstrom officially takes the helm on October 20, 2022

CAMBRIDGE, Mass., September 20, 2022 (BUSINESS WIRE) -- Scholar Rock (NASDAQ: SRRK), a Phase 3, clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced that its Board of Directors appointed Jay Backstrom, M.D., M.P.H., as Chief Executive Officer-Elect, effective September 20, 2022. Dr. Backstrom will work closely with Founding and Interim CEO Nagesh Mahanthappa, Ph.D., M.B.A., before officially assuming the role of President & CEO on October 20, 2022, at which time he will also join the company’s Board of Directors.

Dr. Backstrom has a unique combination of clinical research and development, regulatory, and leadership experience, which spans 30 years across the biopharmaceutical industry. He has been instrumental in organizing and executing development strategies and has led programs in a broad range of therapeutic areas through regulatory approvals. He most recently served as Executive Vice President, Research and Development at Acceleron Pharma, which was acquired by Merck in 2021. Prior to Acceleron, Dr. Backstrom served as the Chief Medical Officer and Head of Global Regulatory Affairs for Celgene Corporation and spent more than a decade at the company during a time of significant pipeline expansion and revenue growth. Prior to Celgene, he was Vice President, Global Medical and Safety at Pharmion Corporation. Early in his career he held industry roles at Quintiles, Hoechst Marion Roussel, and Marion Merrell Dow.

“Jay is an exceptional executive leader with a track record of success that spans several decades in the biopharmaceutical industry. He is the ideal leader for Scholar Rock, as he has brought transformative therapies targeting the TGFβ signaling pathway through development and into commercialization, including REBLOZYL® and sotatercept,” said David Hallal, Scholar Rock’s Chairman. “On behalf of the entire Board of Directors, I am thrilled to welcome Jay as Scholar Rock’s next CEO, where his extensive leadership experience and expertise in R&D and regulatory strategy will be critical for the next phase of the company. I would like to thank Nagesh for his remarkable leadership and commitment to Scholar Rock during his 10-year tenure at the company. He has led Scholar Rock from its initial startup phase and built an innovative company with a broad, late-stage pipeline targeting the TGFβ signaling pathway to bring potentially transformative therapies to patients suffering with devastating and life-threatening diseases.”

“I am both honored and humbled to have this opportunity to lead Scholar Rock at such a pivotal time, and I am excited about the potential of Scholar Rock’s spinal muscular atrophy and oncology programs, where we have near-term opportunities to develop transformative therapies for patients through a highly differentiated platform targeting growth factors like TGFβ,” said Dr. Backstrom. “I look forward to working closely with Nagesh, the Board, the executive team, and Scholar Rock employees to advance our lead clinical assets, build our pipeline, increase our impact on the lives of patients, and grow Scholar Rock for its next phase of success.”

During the transition period, Dr. Backstrom will fully engage with the company, working closely with Dr. Mahanthappa, members of the executive team, the R&D team, and other functions to advance the pivotal Phase 3 trial for apitegromab for patients with spinal muscular atrophy, the Phase 1 SRK-181 proof-of-concept study for patients with advanced cancer, and pre-clinical programs from the company’s innovative platform. Dr. Mahanthappa will remain interim CEO until October 20, following which he will step off the Board of Directors and serve as a strategic advisor to Scholar Rock.

Dr. Backstrom holds an M.D. from Temple University School of Medicine, received post-graduate training in Internal Medicine at Temple University Hospital, and holds an M.P.H. from St. Louis University School of Public Health. Dr. Backstrom currently sits on the board of directors of Autolus Therapeutics, Be Biopharma, Disc Medicine, and Lava Therapeutics.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, and fibrosis. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path.

For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/). Investors and others should note that we communicate with our investors and the public using our company website www.scholarrock.com, including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Scholar Rock® is a registered trademark of Scholar Rock, Inc. REBLOZYL® is a registered trademark of Celgene Corporation.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and timing of its clinical trials for apitegromab, SRK-181, and other product candidates and indication selection and development timing, the ability of any individual to affect the performance of the company, the ability of any product candidate to perform in humans in a manner consistent with earlier nonclinical, preclinical or clinical trial data, and the potential of its product candidates and proprietary platform. The use of words such as “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, that preclinical and clinical data, including the results from the Phase 2 clinical trial of apitegromab, or Part A of the Phase 1 clinical trial of SRK-181, are not predictive of, may be inconsistent with, or more favorable than, data generated from future clinical trials of the same product candidate, including, without limitation, the Phase 3 clinical trial of apitegromab in SMA or Part B of the Phase 1 clinical trial of SRK-181, Scholar Rock’s ability to provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline, the data generated from Scholar Rock’s nonclinical and preclinical studies and clinical trials, information provided or decisions made by regulatory authorities, competition from third parties that are developing products for similar uses, Scholar Rock’s ability to obtain, maintain and protect its intellectual property, Scholar Rock’s dependence on third parties for development and manufacture of product candidates including, without limitation, to supply any clinical trials, Scholar Rock’s ability to manage expenses and to obtain additional funding when needed to support its business activities and establish and maintain strategic business alliances and new business initiatives, and the impacts of public health pandemics such as COVID-19 on business operations and expectations, as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock:

Investors

Rushmie Nofsinger

Scholar Rock

rnofsinger@scholarrock.com

ir@scholarrock.com

857-259-5573

Media

Ariane Lovell

Finn Partners

ariane.lovell@finnpartners.com

media@scholarrock.com

917-565-2204